UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of United Bancorp, Inc. was held on April 20, 2016. The only matters decided by a vote of the shareholders were:

1.	The election of the following Directors to a new term of office to serve until the next annual meeting of stockholders:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Scott A. Everson	2,979,013	8,278	1,385,743
Gary W. Glessner	2,980,378	7,913	1,385,743
John M. Hoopingarner	2,963,342	24,949	1,385,743
Terry A. McGhee	2,979,670	8,621	1,385,743
Richard L. Riesbeck	2,950,399	37,892	1,385,743

2.	Advisory vote on the Ratification of Executive Compensation

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
2,769,047	149,030	70,211	1,385,743

3.	The ratification of the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2016 fiscal year.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
4,321,664	12,754	39,616	—

Item 8.01.	Other Events.

On April 21, 2016, United Bancorp, Inc. issued a press release announcing the declaration of its regular cash dividend for the second quarter of $0.10 per Share, reporting on the organizational actions taken at the Annual Shareholder Meeting on April 20, 2016 and the related Board reorganization meetings. The press release is furnished as Exhibit No. 99 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press Release dated April 21st, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2016	United Bancorp, Inc.

/s/ Randall M. Greenwood
Randall M. Greenwood
Senior Vice President and Chief Financial Officer